Exhibit 21.1



                           List of Subsidiaries of
                     FREEPORT-McMoRan COPPER & GOLD INC.



                                          Where        Name Under Which
          Entity                        Organized      It Does Business
          ------                        ---------      ----------------

P.T. Freeport Indonesia Company         Indonesia           Same
                                        and Delaware